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                                                                    EXHIBIT 4.20

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  Certificate Number                          Number of Preferred Securities

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           R-1

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                                                       CUSIP NO.

                  Certificate Evidencing Preferred Securities

                                       of

                             ENSERCH CAPITAL L.L.C.

          __% Cumulative Monthly Income Preferred Securities, Series A
              (liquidation preference $25 per Preferred Security)


     ENSERCH Capital L.L.C., a limited life limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _________ (_________) fully paid Preferred Securities of the Company designated the __% Cumulative Monthly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security) (the "Series A Preferred Securities") representing preferred limited liability interest in the Company transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Series A Preferred Securities are set forth in, and this Certificate and the Series A Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company as the same may, from time to time, be amended (the "Limited Liability Company Agreement") authorizing the issuance of the Series A Preferred Securities and determining the preferred, deferred and other special rights and restrictions, regarding dividends, voting, return of capital and otherwise, and other matters relating to the Series A Preferred Securities. The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business or registered office. Capitalized terms used herein but not defined shall have the meaning given them in the Limited Liability Company Agreement. The Holder is entitled to the benefits of the two Payment Guarantee Agreements of ENSERCH Corporation, each dated as of April __, 1994 relating to the Preferred Securities (the "Guarantees") and to the Company Loan to the extent provided therein and is entitled to enforce the rights of the Company under the two Loan Agreements between the Company and Enserch Preferred, each dated as of April __, 1994 (the "Company Loan Agreements"), in each case to the extent provided therein and in the Limited Liability Company Agreement. The Company will furnish a copy of such Guarantees and Company Loan Agreements to the Holder without charge upon written request to the Company at its principal place of business or registered office.

     The Holder, by accepting this Certificate, is deemed to have (i) agreed that the Loans are subordinate and junior in right of payment to all Senior Indebtedness as and to the extent provided in the Loan Agreement and (ii) agreed that the Guarantees are subordinate and junior in right of payment to all liabilities of ENSERCH Corporation and pari passu (as such term is defined in the Guarantees) with the most senior preferred or preference stock now or hereafter issued by ENSERCH Corporation and with any guarantee now or hereafter entered into by ENSERCH Corporation in respect of any preferred or preference stock of any affiliate of ENSERCH Corporation, as and to the extent provided in the Guarantees. Upon receipt of this Certificate, the Holder is admitted to the Company as a Class C Member, is bound by the Limited Liability Company Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, the Company has executed this certificate this ___ day of ________, 199_.

                                     ENSERCH CAPITAL L.L.C.

                                     By: ENSERCH Corporation, its Class A Member

                                     By:
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                                              Vice President, Finance
                                                  and Treasurer